Exhibit 99.1

The Hanover Announces First Quarter Catastrophe Losses

WORCESTER, Mass., April 15, 2021 – The Hanover Insurance Group, Inc. (NYSE: THG) today announced it expects its first quarter catastrophe losses to be approximately $133 million, before taxes, or $105 million after taxes, driven primarily by the severe winter freeze events that spread throughout the Southern United States in February. The largest impact was in Texas, where the company estimates catastrophe losses related to two major winter events to be approximately $90 million, before taxes, primarily in its commercial multiple peril line.

“Winter storms Uri and Viola brought the worst freezing events the region has experienced in over a century, causing devastation in an area typically unaffected by severe winter conditions. Our thoughts are with those who have suffered from these unprecedented catastrophe events,” said John C. Roche, president and chief executive officer at The Hanover. “We remain committed to providing our customers and agents with the responsive support they deserve. Despite heavy industrywide catastrophe losses during the quarter, The Hanover expects to report strong underlying financial performance, which is a reflection of its diversified business mix, leading market position, and broad-based underwriting profitability.”

The Hanover expects to issue its first quarter financial results after the market closes on Thursday, April 29.

Forward-Looking Statements

The Hanover Insurance Group, Inc.’s (“the company”) estimate of catastrophe losses is based on estimates and projections that are subject to revision and uncertainty. Such estimates are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. The company cautions investors that such forward-looking statements are estimates and/or projections which involve significant judgment and uncertainty, and actual results could differ materially. Investors should consider the risks and uncertainties in the company’s business that may affect such estimates, including (i) the inherent difficulties in arriving at such estimates; (ii) variation in the company’s current estimates that may change as the company finalizes its financial results; (iii) the impact of the COVID-19 outbreak and subsequent global pandemic and related economic conditions on the company’s financial and operating results; (iv) legislative and regulatory actions, as well as litigation and the possibility of adverse judicial decisions; and (v) other risks and uncertainties that are discussed in readily available documents, including the company’s latest annual report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed by the company with the Securities and Exchange Commission, which are also available on hanover.com under “Investors – Financials”. The difficulties at arriving at estimates with regard to catastrophes and other losses are the result of difficulties policyholders may have in reporting claims and The Hanover's ability to adjust claims because of the devastation encountered or late discovery of damages; the challenge of making final estimates to repair or replace properties during the early stages of examining damaged properties; applicable cause of loss for certain policies; the effect of "demand surge"; potential latent damages, which are not discovered until later; potential business interruption claims, the extent of which cannot be known at the time, especially for customers who have not fully resumed their operations; the inherent uncertainty of estimating loss and loss adjustment reserves; uncertainties related to litigation and policy interpretation; and other factors.

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contacts:
Investors:	Media:
Oksana Lukasheva	Emily P. Trevallion
(508) 525-6081	(508) 855-3263
Email: olukasheva@hanover.com	Email: etrevallion@hanover.com

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